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                         1ST NATIONAL BANK OF PORT ORCHARD

                                        1990
                       EMPLOYEE & DIRECTOR STOCK OPTION PLAN
                                  (Non-Qualified)
                                         of
                                  February 7, 1990

                         Amended by the Board of Directors
                                 NOVEMBER 16, 1994

1.   PURPOSE

     This Stock Option Plan (the "Plan") is intended as an incentive to encourage stock ownership and stimulate earnings performance by certain officers and employees of the 1ST NATIONAL BANK OF PORT ORCHARD, WASHINGTON and its subsidiaries (herein singularly and collectively referred to as the "Company") so they may acquire or increase their proprietary interest in the success of the Company and to encourage them to remain in its employ, and to provide an element of compensation to Directors.

2.   DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

     A. "BOARD OF DIRECTORS" OR "BOARD" means the Board of Directors of the Company. In the event a "Committee" is appointed, reference to the Board herein shall mean the Committee.

     B. "COMMITTEE" means a Committee of Directors designated by the Board of Directors as described in Section 3 of the Plan.

     C. "COMMON STOCK," "CAPITAL" and "CAPITAL STOCK" means the Common Stock of the Company, par value $5 per share.

     D. "GRANT DATE," as used with respect to a particular Option, means the date as of which such Option is granted by the Board or Committee pursuant to this Plan and which date shall be the date shown on the Stock Option Grant.

     E. "EMPLOYEE" shall mean a person employed or controlled by the Company for compensation for which the Company withholds federal income tax payments.

     F. "OPTION" means an option, granted pursuant to Section 5 of the Plan, to purchase shares of Common Stock.


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     G.   "OPTIONEE" means an individual to whom an Option is granted pursuant to the Plan.

     H. "PLAN" means this "1st National Bank of Port Orchard 1990 Employee & Director Stock Option Plan" as set forth herein and as may be amended from time to time.

     I. "SUBSIDIARY" means any stock corporation of which a majority of the voting common or capital stock is owned, directly or indirectly, by the Company and any other Company designated as such by the Board but only during the period of such ownership or designation.

3.   ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company or a Committee of Directors appointed by the Board. The Board shall select one of its non-employee members as Chairman for purposes of its meetings administering the Plan. The Board shall hold meetings at such times and places as it may determine, subject to such rules as to procedures not inconsistent with the provisions of the Plan as it prescribes. A majority of the members of the Board authorized to act by this Plan shall constitute a quorum for the transaction of business. Acts reduced to or approved in writing by all of the members of the Board then serving shall be the valid acts of the Board.

     The Board shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision, or action of the Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Optionees and any person claiming under or through an Optionee unless otherwise determined by the Board. No member of the Board of Directors, including employee Directors, shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     The fact that a member of the Board who is not then a member of the Board shall at any time be or have been or may be a person who has received or is eligible to receive an Option shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor of or against any amendment or repeal of the Plan, provided that such vote shall be in accordance with the recommendations of the Board.

     Subject to the terms, provisions, and conditions of the Plan and subject to review by the Board, the Board shall have exclusive jurisdiction to:

          1. Select the Optionees to be granted Options (it being understood that more than one Option may be granted to the same person)
          2.   Determine the number of shares subject to each Option


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          3.   Determine the date or dates when the Options will be granted
          4. Prescribe the form, which shall be consistent with the Plan, or the documents evidencing any Options granted under the Plan.

     Neither anything contained in the Plan nor in any document under the Plan nor the grant of any Option under the Plan shall confer upon any Optionee any right to continue in the employ of 1st National Bank of Port Orchard or of any Subsidiary or limit in any respect the right of 1st National Bank of Port Orchard or of any Subsidiary to terminate the Optionee's employment at any time and for any reason.

4.   STOCK

     The stock subject to the Options shall be shares of the Company's authorized but unissued or reacquired Common Stock. There is hereby allocated and reserved for issuance pursuant to Options granted under this plan, 50,000 shares of the Company's Common Stock including the number of such shares granted but which subsequently lapse or are unexercised for any reason under this Plan. The number of shares issued under this Plan shall not exceed the number of shares granted in Options by the Board.

     The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Section 12 of the Plan. In the event that any outstanding Option under this Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may again be subjected to an Option under this Plan, except that the maximum number of shares which may be subject to an Option for any eligible employee may not exceed the specified limits.

5.   ELIGIBILITY & GRANT OF OPTIONS

     The persons who shall be eligible to receive Options shall be duly elected and qualified Directors not including officers of the Company for director Options and such key employees, including officers of the Company regardless of whether or not they are also Directors, as this Plan and the Board of Directors shall select. An Optionee may hold more than one Option, but only on the terms and subject to the restrictions hereinafter set forth. No person shall be eligible to receive an Option for a larger number of shares than is recommended for him by the Board of Directors.

     The Board may from time to time, subject to the provisions of the Plan, grant Options to key employees of the Company to purchase shares of Common Stock allotted in accordance with this Section of the Plan.

     Except as otherwise provided herein no employee Option shall be granted under this Plan until the calendar year in which the Company's balance sheet reflects Shareholder Equity has exceeded the sum of $1,416,689. Any Option granted in the year Shareholder's Equity exceeds such sum shall be contingent on confirmation thereof by the Company's year-end audited financial statements for that year.


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     In addition to the foregoing and except as otherwise provided herein, no employee Stock Options shall be granted hereunder unless the Company's year-end average return on equity, as determined by the Company's independent certified public accountants in associations consistently applied and based on the company's year-end audited financial statements, is equal to: the average of the average return on equity of other local Washington commercial banks within the Company's peer group as determined and reported for that same year by Knight, Vale & Gregory (or similar reliable source) rounded shall constitute the base at which Options for an aggregate of 1400 shares of the Capital Stock of the Company may be issued. For each full percentage point (100 basis points) that the Company's average return on equity exceeds the Adjusted ROE, the aggregate shares available for Options in that year shall increase by 200.

The distribution schedule is as follows:

     Peer's average ROE MET equals      1400 shares
     +1                                 1600
     +2                                 1800
     +3                                 2000
     +4                                 2200
     +5                                 2400
     +6                                 2600
     +7                                 2800

Share allocation shall be as follows:

     CEO                      40%
     CFO                      25%
     VP. Sr. Loan             20%
     Employees                15%
                              ----
                              100%

     Each Director who is not an employee shall be granted such Options each year as may be voted by the Board to purchase an aggregate of twenty (20) (effective 1-1-95 ) shares of Common Stock for each meeting of the Board and Board Committee attended (provided the latter is not on the same day as the meeting of the Board) during that year. This paragraph shall apply and be effective retroactively to the date the Company first opened for business. Notwithstanding anything in this Plan to the contrary, except for qualification as a director and attendance at meetings, there shall be no other condition precedent to the grant of Options to directors. The date of grant each calendar year shall be the date of the regular Board meeting in December of that year.

     Notwithstanding anything herein to the contrary, for each calendar year of employment as an employee, the Chief Executive Officer shall be granted an Option at


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     the time set for granting Director Options for 100 shares of Capital Stock in addition to the shares which may be granted pursuant to this Section. Said additional grant to the Chief Executive Officer shall be made without regard to nor contingent upon the level of shareholder equity or the Company's return on average equity. All other provisions and conditions of the Plan shall, however, apply to said grant.

6.   OPTION PRICE

     The purchase price per share for initial Options granted under the plan shall be fifty dollars ($50.00) per share, or appropriate pro-rata split price. See section 12.0 on November 11, 1993 the Board of Directors set the price per share of future options at $20.00 per share.

7.   MEDIUM AND TIME OF PAYMENT

     The Option price shall be payable either in United States dollars or the surrender and transfer to the Company of such number of unencumbered shares of the Company's Capital Stock with an aggregate fair market value equal to the Option price of the shares exercised or a combination of U.S. dollars and such Company stock, upon the exercise of the Option.

     For purposes of this Section, the determination of fair market value by the Board of Directors shall be final, binding and conclusive. At such time as the Capital Stock is not yet listed upon an established stock exchange or in the over-the-counter market, the fair market value of the shares of Capital Stock shall be determined by the Board of Directors upon the advice of the Company's independent certified public accountants. The Board of Directors shall use their best judgment in making such determination and shall take into consideration all relevant business and economic factors including, but not limited to, the current price, if any, at which the Company's Capital Stock, not subject to Options, may be subscribed and sold to the public.

     During the time as the Capital Stock is not listed upon an established stock exchange but is quoted in the over-the-counter market, the fair market value per share shall be the mean between dealer "bid" and "ask" prices of the Capital Stock in the over-the-counter market on the date of exercise as reported by such dealers as are engaged in making the market in the Capital Stock of the Company. If the Capital Stock is listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price of the Capital Stock on such stock exchange or exchanges on the date of exercise or if no sale of the Company's Capital Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such Capital Stock.

     Subject to the foregoing the Board of Directors shall have full authority and discretion and be fully protected in determining fair market value.

8.   TERM AND EXERCISE OF OPTIONS


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     Initially, Options granted hereunder shall terminate within and no Option shall be exercisable after the expiration of three years from the date of grant. Beginning, January 1, 1993, options granted hereunder shall terminate within and no Option shall be exercisable after the expiration of ten (10) years from the date of grant. Options may be exercised in whole or in part but not less than ten shares may be purchased at any one time unless the number purchased is the total number available at the time under the Option.

     During the lifetime of the Optionee, the Option shall be exercisable only by the employee. Options granted hereunder shall not be assignable or transferable in any manner by the Optionee other than by will or the laws of descent and distribution, and no other person shall acquire any rights therein.

     A person electing to exercise an Option shall give written notice to the Company, in such form as the Board shall have prescribed or approved, of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of any shares elected to be purchased. The purchase price upon the exercise of an Option shall be paid in full in cash, provided, however, that in lieu of cash an Optionee may exercise his or her Option by tendering to the Company shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to his or her Option, with the then fair market value of such stock to be determined in the manner provided in Section 7 or the Plan.

     A person may, in accordance with the other provisions of the Plan, elect to exercise Options in any order, notwithstanding the fact that Options granted to him or her prior to the grant of the Options selected for exercise are unexpired.

9.   TERMINATION OF EMPLOYMENT OR SERVICE AS DIRECTOR EXCEPT DEATH

     Options not exercised shall immediately and automatically terminate if an Optionee, during the course of his employment or service as a Director shall be found by the Board of Directors to have committed fraud, criminal acts, gross malfeasance or acts involving dishonesty against the Company, its officers, directors, employees, customers, correspondent banks, participants, governmental regulatory agencies or vendors during the course of the Optionee's employment or service as a Director.

     Except as otherwise provided, termination of employment or service as a Director alone or for any other reason or no reason shall not be cause for termination or expiration of Options previously granted or earned and the same may be exercised at any time during the term of the Option.

10.  TERMINATION OF EMPLOYMENT INCLUDING DEATH


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     In the event that an Optionee shall cease to be a Director of or be employed by the Company, for any reason, including death, subject to the condition that no Option shall be exercisable after the time limits provided for in Section 8, the Optionee or his successor may exercise the Option at any time within the term of the Option.

11.  DEATH OF OPTIONEE AND TRANSFER OF OPTION

     If the Optionee shall die during the term of the Option and shall not have fully exercised any Option, an Option may be exercised, subject to the condition that no Option shall be exercisable after the expiration of the time limitations provided in Section 8 from the date it is granted, at any time during the term of Option by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

     No Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution.

12.  RECAPITALIZATION

     In the event that the shares of the Company as presently constituted, shall be changed into or exchanged for a different number of kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, subject to the other provisions in this paragraph, the number of shares of Capital Stock covered by each outstanding Option, and the price per share thereof in each such Option, shall be proportionately exchanged and/or proportionately adjusted for any different kind or increase or decrease in the number of issued shares of Capital Stock of the Company resulting from such change or stock dividend.

     Upon dissolution or liquidation of the Company or if the Company shall merge or consolidate and not be the surviving corporation, each outstanding Option shall terminate except to the extent assumed and continued by the surviving corporation, but the right to exercise may be thereupon accelerated by the Board.

     In the event of a change in the capital Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with no par value into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the Capital Stock within the meaning of the Plan.

     If there shall be any other change in the number or kind of outstanding shares of stock of the company or of any stock or other securities into which such stock shall have been changed or for which it shall have been exchanged and, if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any


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     Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

     To the extent that the foregoing adjustments related to stock or securities of the Company, such adjustments shall be made by the Board of Directors, including settlement for fractional shares which shall not be issued, whose determination in that respect shall be final, binding and conclusive.

     Except as hereinbefore expressly provided in this Section, the Optionee shall have no right, by reason or any subdivisions or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, or any issue by the Company of shares of stock or any class or securities convertible into shares of stock of any class to any adjustment or modification by reason thereof with respect to the number or price of shares of Capital Stock subject to the Option.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustment, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

13.  RIGHTS AS A STOCKHOLDER

     An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate evidencing ownership of the shares. No adjustment shall be made for dividends (ordinary or extraordinary) whether in cash, securities or other property or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12 of this Plan.

14.  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

     Except as otherwise provided in Section 12 and subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options in substitution therefor (to the extent not theretofore exercised) subject to the provisions stated in
     Section 12. The Board of Directors shall not, however, modify any outstanding Options so as to specify a lower price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.


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     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Notice of any adjustment shall be given by the company to each holder of an Option which shall have been so adjusted.

15.  INVESTMENT PURPOSE

     Each Option under the Plan shall be granted on the condition and in a form and substance satisfactory to the Board, that the purchases of stock thereunder is an acquisition for the Optionee's account and shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would be otherwise be permissible, such condition shall be inoperative or if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     The Company may place upon any Stock Certificate for shares issuable upon exercise of such Option such legend as the Board may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933 or any other applicable law.

16.  OTHER PROVISIONS

     The Option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors of the Company shall deem advisable.

17.  TERM OF PLAN

     The Board of Directors may terminate this Plan at any time, provided, that no Options previously granted under the Plan shall be terminated except pursuant to the provisions of this Plan which shall survive and apply to all outstanding Options granted hereunder. The date of this Plan is the earlier of the date adopted or the date the Plan is approved by the Company's Shareholders.

18.  INDEMNIFICATION OF BOARD

     In addition to such other rights of indemnification as they may have as Directors, the Board of Directors shall be indemnified by the company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation


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     to matters as to which it shall be adjudged in such action, suit or proceeding that such Director is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Director shall in writing offer the opportunity, at its own expense to handle and defend the same.

19.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors of the Company may, insofar as permitted by the law, from time to time, with respect to any shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that no such amendment shall decrease the price at which Options may be granted or remove the administration of the Plan from the Board of Directors.

20.  APPLICATION OF FUNDS

     The cash proceeds received by the Company from the sale of Capital Stock pursuant to Options will be used for general corporate purposes and any excess over $5.00 per share may be allocated to the Company's capital accounts as the Board may direct.

21.  NO OBLIGATION TO EXERCISE OPTION

     The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

22.  OPTION AGREEMENTS

     Stock Options granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by agreements in such form as the Board of Directors shall from time to time approve but which shall conform to, be consistent with and be subject to terms and conditions provided in this Plan.

Plan Adopted by the Board of Directors:      February 7, 1990
Approved by the Shareholders:                     April 5, 1990
Amended by the Board of Directors:           November 16, 1994